Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

Registration Statement under the Securities Act of 1933

(Form Type)

Apogee Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate (3)	Amount of Registration Fee (3)

Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Equity	Preferred Stock, $0.00001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Warrants(1) (4)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Units(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Equity	Common Stock, $0.00001 par value per share	Rule 457(o) and Rule 457(r)	$300,000,000		$300,000,000	0.00014760	$44,280.00
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A
		Total Offering Amounts				$300,000,000		$44,280.00
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$44,280.00

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.
(4)	The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.